UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 22, 2015

TRANS-LUX CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	1-2257	13-1394750
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

445 Park Avenue, Suite 2001, New York, NY		10022
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (800) 243-5544

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

On December 22, 2015, Trans-Lux Corporation (the “Company”) consummated a transaction contemplated by Exchange Agreements (the “Exchange Agreements”) dated as of December 15, 2015.  The Exchange Agreements were with fourteen holders (the “Note Holders”) of the Company’s 8 ¼% Limited Convertible Senior Series Subordinated Notes due 2012 (the “Exchanged Notes”).  The Exchange Agreements provided that an aggregate of $457,000 of principal under the Notes would be exchanged for an aggregate of $228,500 and an aggregate of 38,082 shares of the Company’s Common Stock, $.001 par value per share (the “Common Stock”).  As part of the Exchange Agreements, all of the Company’s remaining obligations under the Exchanged Notes, including the payment of interest, were terminated.  The Exchange Agreements also provide  the Note Holders with piggyback registration rights with respect to the resale of the shares of Common Stock that they received under the Exchange Agreements.

Item 3.02	Unregistered Sale of Equity Securities.

As described under Item 1.01 Entry into a Material Definitive Agreement, the Company issued 38,082 shares of Common Stock in connection with the Exchange Agreements.  Such shares were issued pursuant to the exemption provided under Section 4(2) promulgated under the Securities Act of 1933, as amended.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

10.1	Form of Exchange Agreement dated December 15, 2015.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized:

TRANS-LUX CORPORATION

By:	/s/ Robert J. Conologue
Robert J. Conologue Senior Vice President and Chief Financial Officer

By:	/s/ Todd Dupee
Todd Dupee Vice President, Finance and Controller

Dated:  December 23, 2015